UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 22, 2007

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho
None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.

IDAHO POWER COMPANY
Form 8-K

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Short-Term Incentive Compensation

On February 22, 2007, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of IDACORP, Inc. ("IDACORP") and Idaho Power Company ("IPC") adopted the IDACORP, Inc. Executive Incentive Plan (the "Plan") and established 2007 award opportunities.  The Board approved the Plan and the 2007 award opportunities at its meeting also held on February 22, 2007.  A copy of the Plan is filed herewith as Exhibit 10.1 and incorporated herein by reference.  Filed herewith as Exhibit 10.2 and incorporated herein by reference is the Executive Incentive Plan NEO 2007 Award Opportunity Chart indicating the 2007 annual award opportunities for those executive officers who were named executive officers in the 2006 proxy statement for the Annual Meeting of Shareholders of IDACORP (the "NEOs").

The terms of the Plan provide for annual cash incentive award opportunities based upon IDACORP and subsidiary performance measures, with a threshold, target and maximum level.  The amount of incentive will be calculated by multiplying base salary by the product of the approved incentive percentage and the combined multiplier.  The maximum payout is 200% of target.  An award is deemed earned and vested only at such time as the Board has approved payment of the award to the participant.

The goals for 2007 are a combination of (i) operational and customer service goals for IPC (weighted 40%), (ii) net income for IPC (weighted 30%) and (iii) consolidated net income for IDACORP (weighted 30%).

The first goal has three components:  (i) customer satisfaction, (ii) total non-fuel operation and maintenance ("O&M") expense (excluding pension expense, third party transmission expense and incentive expense) and (iii) network reliability for general service customers.  Achievement of customer satisfaction, as measured by the customer relationship index, at the threshold level results in a multiplier of 7.5%; target level of 15%; and maximum level of 30%.  Achievement of specified levels of total O&M will result in multipliers at the threshold level of 7.5%; target level of 15%; and maximum level of 30%.  Achievement of network reliability for general service customers (which is based on the number of service interruptions more than five minutes in duration) will result in multipliers at the threshold level of 5%; target level of 10%; and maximum level of 20%.

Achievement of threshold levels of IPC net income and consolidated IDACORP net income, the second and third goals, will result in multipliers of 15%, target levels will result in multipliers of 30%, and maximum levels will result in multipliers of 60%, respectively.

Participants who retire, die or become disabled during the year remain eligible to receive an award.  Participants who terminate employment for other reasons are not eligible for an award, unless otherwise determined by the Committee. The Board, upon recommendation of the Committee, determines the extent to which goals have been achieved, the payment level and whether any final payment will be made.  The Committee's recommendation may reflect downward adjustment of awards in light of such considerations as the Committee may deem relevant.  However, no award may be paid to IDACORP or IPC executives if there is no payment of awards to employees under the IDACORP Employee Incentive Plan or if net income is less than the Board approved dividend for IDACORP common stock for the calendar year to which the award relates.

In the event of a change in control, the Board has discretion, with respect to outstanding awards, to approve payments of all or a portion of the awards or to provide for assumption or substitution of the awards by a successor entity.  With respect to awards that relate to the calendar year in which the change in control occurs, participants who terminate employment for reasons other than cause after the date of a change in control, but before the end of the calendar year in which the change in control occurs, remain eligible to receive an award.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.
Number	Description
10.1	IDACORP, Inc. Executive Incentive Plan
10.2	IDACORP, Inc. Executive Incentive Plan NEO 2007 Award Opportunity Chart

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  February 27, 2007

IDACORP, Inc.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer

IDAHO POWER COMPANY

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer

INDEX TO EXHIBITS

Number	Description
10.1	IDACORP, Inc. Executive Incentive Plan
10.2	IDACORP, Inc. Executive Incentive Plan NEO 2007 Award Opportunity Chart